AMENDED AND RESTATED AGREEMENT PLAN OF MERGER


                  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of October 22, 1997 (this "Agreement"), is among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, Poughkeepsie Financial Corp. a Delaware corporation and registered savings and loan holding company ("PFC"), and Bank of the Hudson, a Federal savings bank wholly owned by PFC ("BTH").

                  WHEREAS, the respective Boards of Directors of HUBCO and PFC have each determined that it is in the best interests of HUBCO and PFC and their respective stockholders for HUBCO to acquire PFC by merging PFC with and into HUBCO with HUBCO surviving and PFC shareholders receiving the consideration hereinafter set forth; and

                  WHEREAS, the respective Boards of Directors of PFC, HUBCO and BTH have each duly adopted and approved this Agreement and the Board of Directors of PFC has directed that it be submitted to PFC's shareholders for approval; and

                  WHEREAS, as a condition for HUBCO to enter into this Agreement, HUBCO has required that it receive an option on certain authorized but unissued shares of PFC Common Stock (as hereinafter defined) and, simultaneously with the execution of this Agreement, PFC is issuing an option to HUBCO (the "HUBCO Stock Option") to purchase 2,000,000 shares of the authorized and unissued PFC Common Stock at an option price of $7.875 per share, subject to adjustment and subject to the terms and conditions set forth in the agreement governing the HUBCO Stock Option; and

                  WHEREAS, HUBCO, PFC and BTH originally entered into this Agreement on October 22, 1997 and subsequently determined that the definition of "Median Pre-Closing Price" in this Agreement should be modified to include the concept of a Weighted Average Daily Price; and

                  WHEREAS, HUBCO, and PFC have amended and restated this Agreement on December 10, 1997 to reflect such changes;

                  NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:


                             ARTICLE I - THE MERGER

                  1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), PFC shall be merged with and into HUBCO (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA"), and HUBCO shall be the surviving corporation (the "Surviving Corporation").

                  1.2 Effect of the Merger. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of HUBCO and PFC and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of HUBCO and PFC shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of HUBCO and PFC and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of HUBCO and PFC in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of HUBCO or PFC is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of HUBCO or PFC if the Merger had not occurred.

                  1.3  Certificate of  Incorporation.  As of the Effective Time,
the certificate of incorporation of HUBCO shall be the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

                  1.4 By-laws. As of the Effective Time, the By-laws of HUBCO shall be the By-laws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5 Directors and Officers. As of the Effective Time, the directors of HUBCO (including the directors appointed pursuant to Section 5.18 hereof) shall be the directors of the Surviving Corporation. As of the Effective Time, the officers of HUBCO shall be the officers of the Surviving Corporation.

                  1.6 Closing Date, Closing and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, on a date determined by HUBCO on at least seven business days notice (the "Closing Notice") given to PFC, which date (the "Closing Date") shall be not later than 15 business days following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). In the Closing Notice, HUBCO shall specify the "Determination Date" for purposes of determining the Median Pre-Closing Price (as hereinafter defined), which date shall be not less than seven business days nor more than ten business days prior to the Closing Date set forth in the Closing Notice. The Merger shall become effective (and be consummated) upon the later of the filing of certificates of merger, in form and substance satisfactory to HUBCO and PFC, with the Secretary of State of the State of New Jersey (the "New Jersey Certificate of Merger") and with the Secretary of State of the State of Delaware (the "Delaware Certificate of
Merger"). The term "Effective Time" shall mean the close of business on the first day when the certificates of merger in both New Jersey and Delaware have been so filed. Immediately following the Closing, the New Jersey Certificate of Merger shall be filed with the New Jersey Secretary of State and the Delaware Certificate of Merger shall be filed with the Delaware Secretary of State.


               ARTICLE II - CONVERSION OF PFC SHARES AND OPTIONS

                  2.1 Conversion of PFC Common Stock. Each share of common stock, $.01 par value, of PFC ("PFC Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

                           (a) Exchange Ratio. Subject to the provisions of this
Section 2.1, each share of PFC Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be cancelled pursuant to Section 2.1(d)) shall be converted at the Effective Time into the number of shares of Common Stock, no par value, of HUBCO ("HUBCO Common Stock") equal to the exchange ratio (the "Exchange Ratio") determined as follows:

                           (i) If the Median Pre-Closing Price (as hereinafter defined) is equal to or greater than $33.33, the Exchange Ratio shall be 0.300;

                           (ii) If the Median Pre-Closing Price is less than $33.33 but greater than $31.25, the Exchange Ratio shall be equal to the quotient obtained by dividing $10.00 by the Median Pre-Closing Price and rounding the result to the nearest one-thousandth; and

                           (iii) If the Median Pre-Closing Price is equal to or less than $31.25, the Exchange Ratio shall be 0.320; provided, however, that if the Median Pre-Closing Price is less than $25.75, the Board of Directors of PFC shall have the right, exercisable only until 11:59 p.m. on the third business day following the Determination Date (or the third business day following receipt by PFC of the Closing Notice, if later), to terminate this Agreement by giving HUBCO notice of such termination, referring to this Section 2.1, and this Agreement shall be terminated pursuant to such notice and Section 7.1(i), effective as of 11:59 p.m. on the third business day following receipt of such notice by HUBCO, unless prior to 11:59 p.m. on the third business day following receipt of such termination notice, HUBCO sends notice to PFC agreeing that the Exchange Ratio shall be equal to the quotient obtained by dividing $8.24 by the Median Pre-Closing Price.

                           The "Median  Pre-Closing Price" of HUBCO Common Stock
shall mean the Median Price (as hereinafter defined) calculated based upon the Weighted Average Daily Price (as hereinafter defined) of HUBCO Common Stock during the 10 trading days ending on and including the Determination Date. The "Weighted Average Daily Price" shall mean the weighted average of sales prices of HUBCO Common Stock as reported by Bloomberg LP, or another source as mutually agreed upon by HUBCO and PFC, with respect to a trading day. The "Median Price" shall be determined by taking the price half-way between the Weighted Average Daily Prices left after discarding the 4 lowest and 4 highest Weighted Average Daily Prices in the 10 day period. A trading day shall mean a day for which Bloomberg LP reports transactions for HUBCO Common Stock.

                           (b) Conversion of PFC Certificates.  At the Effective
Time, all shares of PFC Common Stock (other than those cancelled pursuant to Section 2.1(d)) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than those cancelled pursuant to Section 2.1(d)) shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of PFC Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of PFC Common Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of PFC Common Stock (other than those cancelled pursuant to Section 2.1(d)) shall be exchanged for certificates evidencing shares of HUBCO Common Stock issued pursuant to this Article II, upon the surrender of such certificates in accordance with this Article II. No fractional shares of HUBCO Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

                           (c) Capital  Changes.  If between the date hereof and
the Effective Time the presently outstanding shares of HUBCO Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares, the Exchange Ratio and the definition of Weighted Average Daily Price shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares; provided, however, that no adjustment shall be made to reflect the 3% stock dividend which has been declared by HUBCO and is payable to HUBCO shareholders of record on November 14, 1997.

                           (d) Treasury  Shares.  All shares of PFC Common Stock
held by PFC in its treasury or owned by HUBCO or by any of HUBCO's wholly-owned subsidiaries, including Hudson United Bank ("HUBank") (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) immediately prior to the Effective Time shall be cancelled.

                  2.2      Exchange of Certificates.

                           (a) Exchange Agent.  As of the Effective Time,  HUBCO
shall deposit, or shall cause to be deposited, with HUBank, Trust Department, or another bank or trust company designated by HUBCO and reasonably acceptable to PFC (the "Exchange Agent"), for the benefit of the holders of shares of PFC Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of HUBCO Common Stock and cash in such amount such that the Exchange Agent possesses such number of shares of HUBCO Common Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by HUBCO pursuant to the provisions of this Article II (such certificates for shares of HUBCO Common Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the HUBCO Common Stock and cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

                           (b)  Exchange  Procedures.   As  soon  as  reasonably
practicable either before or after the Effective Time but in no event more than five (5) business days after the Effective Time, HUBCO will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of PFC Common Stock (the "Certificates"), (i) a letter of transmittal (the form and substance of which is reasonably agreed to by HUBCO and PFC prior to the Effective Time and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall have such other provisions as HUBCO may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates evidencing shares of HUBCO Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (x) certificates evidencing that number of whole shares of HUBCO Common Stock which such holder has the right to receive in respect of the shares of PFC Common Stock formerly evidenced by such Certificate in accordance with Section 2.1 and
(y) cash in lieu of fractional shares of HUBCO Common Stock to which such holder may be entitled pursuant to Section 2.2(e) (the shares of HUBCO Common Stock and cash described in clauses (x) and (y) being collectively referred to as the "Merger Consideration") and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of PFC Common Stock which is not registered in the transfer records of PFC, a certificate evidencing the proper number of shares of HUBCO Common Stock and/or cash may be issued and/or paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of PFC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration. HUBCO shall establish appropriate procedures that will enable holders of unexchanged stock certificates of PFC's predecessors (which certificates represent shares of, or the right to receive shares of, PFC Common Stock) to directly exchange such certificates for the Merger Consideration.

                           (c) Distributions  with Respect to Unexchanged Shares
of HUBCO Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to HUBCO Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HUBCO Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate (or a suitable affidavit of loss and customary bond). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of HUBCO Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of HUBCO Common Stock to which such holder may have been entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such shares of HUBCO Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of HUBCO Common Stock.

                           (d) No Further Rights in PFC Common Stock. All shares
of HUBCO Common Stock issued and cash paid upon conversion of the shares of PFC Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of PFC Common Stock.

                           (e) No Fractional  Shares of HUBCO Common  Stock.  No
certificates or scrip evidencing fractional shares of HUBCO Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HUBCO. Cash shall be paid in lieu of fractional shares of HUBCO Common Stock, based upon the Median Pre-Closing Price of HUBCO Common Stock.

                           (f)  Termination of Exchange Fund. Any portion of the
Exchange Fund which remains undistributed to the holders of PFC Common Stock for two years after the Effective Time shall be delivered to HUBCO, upon demand, and any holders of PFC Common Stock who have not theretofore complied with this
Article II shall thereafter look only to HUBCO for the Merger Consideration, dividends and distributions to which they are entitled.

                           (g) No  Liability.  Neither  HUBCO  nor the  Exchange
Agent shall be liable to any holder of shares of PFC Common Stock for any such shares of HUBCO Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                           (h)  Withholding  Rights.  HUBCO shall be entitled to
deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of PFC Common Stock, the minimum amounts (if any) that HUBCO is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.8), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HUBCO, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the PFC Common Stock in respect of which such deduction and withholding was made by HUBCO.

                  2.3 Stock Transfer Books. At the Effective Time, the stock transfer books of PFC shall be closed and there shall be no further registration of transfers of shares of PFC Common Stock thereafter on the records of PFC. On or after the Effective Time, any Certificates presented to the Exchange Agent or HUBCO for transfer shall be converted into the Merger Consideration.

                  2.4 PFC Stock  Options.  Each  Stock  Option  (as  defined  in
Section 3.2) outstanding at the Effective Time shall be converted into an option to purchase HUBCO Common Stock, wherein (i) the right to purchase shares of PFC Common Stock pursuant to the Stock Option shall be converted into the right to purchase that same number of shares of HUBCO Common Stock multiplied by the Exchange Ratio, (ii) the option exercise price per share of HUBCO Common Stock shall be the previous option exercise price per share of the PFC Common Stock divided by the Exchange Ratio, and (iii) in all other material respects the option shall be subject to the same terms and conditions as governed the Stock Option on which it was based, including the length of time within which the option may be exercised. Shares of HUBCO Common Stock issuable upon exercise of Stock Options shall be covered by an effective registration statement on Form S-8, and HUBCO shall file a registration statement on Form S-8 covering such shares as soon as possible after the Effective Time.


                  ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PFC

                  References herein to "PFC Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by PFC to HUBCO. PFC hereby represents and warrants to HUBCO as follows:

                  3.1      Corporate Organization.

                           (a) PFC is a corporation  duly  organized and validly
existing under the laws of the State of Delaware. PFC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed and qualified would not have a material adverse effect on the business, operations, assets or financial condition of PFC and the PFC Subsidiaries (as defined below), taken as a whole. PFC is registered as a savings and loan holding company under the Home Owners' Loan Act, as amended (the "HOLA").

                           (b)  Each  PFC  Subsidiary  and its  jurisdiction  of
incorporation is listed in the PFC Disclosure Schedule. For purposes of this Agreement, the term "PFC Subsidiary" means any corporation, partnership, joint venture or other legal entity in which PFC, directly or indirectly, owns at least a 50% stock or other equity interest or for which PFC, directly or indirectly, acts as a general partner, provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "PFC Subsidiary" shall include any entity which was a PFC Subsidiary at any time during such period. BTH is a savings bank duly organized and validly existing in stock form under the laws of the United States of America. All eligible accounts of depositors issued by BTH are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law. PSB Associates, Inc. ("PSB Associates") is a corporation duly organized and in active status under the laws of the State of New York. PSB Associates is duly licensed to sell life insurance, mutual funds, variable annuities and unit investment trusts. Each PFC Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed and qualified would not have a material adverse effect on the business, operations, assets or financial condition of PFC and the PFC Subsidiaries, taken as a whole.

                           (c) The PFC  Disclosure  Schedule sets forth true and
complete copies of the Certificate of Incorporation and By-laws, as in effect on the date hereof, of PFC, BTH and PSB Associates.

                  3.2 Capitalization. The authorized capital stock of PFC consists of 40,000,000 shares of PFC Common Stock and 2,000,000 shares of serial preferred stock, $.01 par value per share ("PFC Preferred Stock"). As of September 19, 1997, there were 12,700,325, shares of PFC Common Stock issued and outstanding, including 105,000 shares of treasury stock, and no shares of PFC Preferred Stock issued and outstanding. As of September 19, 1997, there were 1,275,394 shares of PFC Common Stock issuable upon exercise of outstanding stock options. The PFC Disclosure Schedule sets forth (i) all options which may be exercised for issuance of PFC Common Stock (collectively, the "Stock Options") and the terms upon which the options may be exercised and (ii) true and complete copies of each plan and a specimen of each form of agreement pursuant to which any outstanding Stock Option was granted, including a list of each outstanding Stock Option issued pursuant thereto. All issued and outstanding shares of PFC Common Stock, and all issued and outstanding shares of capital stock of each PFC Subsidiary, have been duly authorized and validly issued, and are fully paid and nonassessable. The authorized capital stock of BTH and of PSB Associates is as set forth in the charter documents of BTH and PSB Associates, respectively contained in the PFC Disclosure Schedule. All of the outstanding shares of capital stock of each PFC Subsidiary are owned (directly in the case of BTH, and indirectly in the case of each other PFC Subsidiary) by PFC and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Stock Options issued and disclosed herein, the HUBCO Stock Option and any rights (the "PFC Rights") pursuant to the BTH Rights Agreement dated as of May 1, 1988 (the "Rights Plan"), neither PFC nor any PFC Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of PFC or any PFC Subsidiary or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3      Authority; No Violation.

                           (a) Subject to the approval of this Agreement and the
transactions contemplated hereby by all applicable regulatory authorities and by the stockholders of PFC, and except as set forth in the PFC Disclosure Schedule, PFC and BTH have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the directors of PFC and BTH in accordance with their respective Certificate of Incorporation and Charter and applicable laws and regulations. Except for such approvals, no other corporate proceedings not otherwise contemplated hereby on the part of PFC or BTH are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by PFC and BTH, and constitutes the valid and binding obligation of each of PFC and BTH, enforceable against PFC and BTH in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings associations or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                           (b)  Neither  the  execution  and  delivery  of  this
Agreement by PFC or BTH, nor the consummation by PFC or BTH of the transactions contemplated hereby in accordance with the terms hereof, or compliance by PFC or BTH with any of the terms or provisions hereof, will (i) violate any provision of PFC's or BTH's Certificate of Incorporation, Charter or By-laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PFC, BTH or any of their respective properties or assets, or (iii) except as set forth in the PFC Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of PFC or BTH under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PFC or BTH is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of PFC and the PFC Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (the "OTS"), the Securities and Exchange Commission (the "SEC"), and the stockholders of PFC, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of PFC or BTH in connection with (x) the execution and delivery by PFC and BTH of this Agreement and (y) the consummation by PFC of the Merger, and the consummation by PFC and BTH of the other transactions contemplated hereby, except (i) such as are listed in the PFC Disclosure Schedule and (ii) such as individually or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of PFC and the PFC Subsidiaries taken as a whole or prevent or materially delay the consummation of the transactions contemplated hereby. To the best of PFC's knowledge, no fact or condition exists which PFC has reason to believe will prevent it and BTH from obtaining the aforementioned consents and approvals.

                  3.4      Financial Statements.

                           (a) The PFC Disclosure  Schedule sets forth copies of
the consolidated balance sheets of BTH as of December 31, 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the periods ended December 31, in each of the three years 1994 through 1996, in each case accompanied by the audit report of Deloitte & Touche LLP ("Deloitte & Touche"), independent certified public accountants with respect to BTH, and the unaudited consolidated statement of condition of PFC as of June 30, 1997 and the related unaudited statements of income and cash flows for the six months ended June 30, 1997 and 1996, as reported in PFC's Quarterly Report on Form 10-Q, filed with the SEC (collectively, the "PFC Financial Statements"). The PFC Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto and except for the omission of notes from interim financial statements), and fairly present the consolidated financial condition of BTH or PFC, as the case may be, as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of PFC for the respective periods set forth therein.

                           (b) The  books  and  records  of PFC and  each of its
Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements.

                           (c) Except as and to the extent reflected,  disclosed
or reserved against in the PFC Financial Statements (including the notes thereto), as of June 30, 1997, neither PFC nor any PFC Subsidiary had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of PFC and the PFC
Subsidiaries, taken as a whole, which were required by GAAP (consistently applied) to be disclosed in PFC's consolidated statement of condition as of June 30, 1997 or the notes thereto. Since June 30, 1997, neither PFC nor any PFC Subsidiary has incurred any liabilities except in the ordinary course of business and consistent with prudent business practice, except as related to the transactions contemplated by this Agreement or except as set forth in the PFC Disclosure Schedule.

                  3.5 Broker's and Other Fees. Except for Advest, Inc. ("Advest"), neither PFC nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. The agreement with Advest is set forth in the PFC Disclosure Schedule. Other than pursuant to the agreement with Advest, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by PFC or any of its Subsidiaries.

                  3.6      Absence of Certain Changes or Events.

                           (a)  Except  as  disclosed  in  the  PFC   Disclosure
Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of PFC and the PFC Subsidiaries, taken as a whole, since June 30, 1997, and to the best of PFC's knowledge, no fact or condition exists which PFC believes will cause such a material adverse change in the future; provided, however, that a material adverse change shall not be deemed to include (i) any change in the value of the respective investment and loan portfolios of PFC and the PFC Subsidiaries as the result of a change in interest rates generally, (ii) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, (iii) reasonable expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (iv) actions or omissions of PFC or any PFC Subsidiary taken with the prior written consent of HUBCO in contemplation of the transactions contemplated hereby (including without limitation any actions taken by PFC or BTH pursuant to Section 5.13 of this Agreement).

                           (b)  Except  as  set  forth  in  the  PFC  Disclosure
Schedule, neither PFC nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2 hereof between June 30, 1997 and the date hereof and, except for execution of this Agreement and the other documents contemplated hereby, PFC and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice.

                  3.7 Legal Proceedings. Except as disclosed in the PFC Disclosure Schedule, and except for ordinary routine litigation incidental to the business of PFC and the PFC Subsidiaries, neither PFC nor any PFC Subsidiary is a party to any, and there are no pending or, to the best of PFC's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against PFC or any PFC Subsidiary which, if decided adversely to PFC or an PFC Subsidiary, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of PFC and the PFC Subsidiaries taken as a whole. Except as disclosed in the PFC Disclosure Schedule, neither PFC nor any PFC Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to PFC or such PFC Subsidiary.

                  3.8 Taxes and Tax Returns. Except as disclosed in the PFC Disclosure Schedule:

                           (a) PFC and each PFC  Subsidiary  has duly filed (and
until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it on or before the Effective Time in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to HUBCO in writing) or against which reserves have been established. PFC and each PFC Subsidiary has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of PFC or such PFC Subsidiary through such date. None of the federal or state income tax returns of PFC or any PFC Subsidiary have been examined by the Internal Revenue Service (the "IRS") or the New York Division of Taxation within the past six years. To the best knowledge of PFC, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon PFC or any PFC Subsidiary, nor has PFC or any PFC Subsidiary given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                           (b)  Neither  PFC  nor  any  PFC  Subsidiary  (i) has
requested any extension of time within which to file any Return, which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by PFC or such PFC Subsidiary (nor does PFC have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or
(iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                           (c) From  January 1, 1992 until the date  hereof,  to
the best of PFC's knowledge, there has been no "ownership change" of PFC as defined in Section 382(g) of the Code.

                  3.9      Employee, Director and Officer Benefit Plans.

                           (a)  Except  as  set  forth  on  the  PFC  Disclosure
Schedule, neither PFC nor any PFC Subsidiary maintains or contributes to any "employee pension benefit plan" (the "PFC Pension Plans") within the meaning of
Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "PFC Welfare Plans") within the meaning of Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement, director retirement program or other similar plan, program or arrangement. Neither PFC nor any PFC Subsidiary has, since September 2, 1974, contributed to any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

                           (b) PFC has delivered to HUBCO in the PFC  Disclosure
Schedules (or previously made available to HUBCO) a complete and accurate copy of each of the following with respect to each of the PFC Pension Plans and PFC Welfare Plans, if any: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                           (c) The present value of all accrued  benefits,  both
vested and non-vested, under each of the PFC Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such PFC Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of PFC's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                           (d) During the last six years,  the  Pension  Benefit
Guaranty Corporation ("PBGC") has not asserted any claim for liability against PFC or any PFC Subsidiary which has not been paid in full.

                           (e) All premiums (and interest  charges and penalties
for late payment, if applicable) due to the PBGC with respect to each PFC Pension Plan have been paid. All contributions required to be made to each PFC Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of PFC which have not been paid have been properly recorded on the books of PFC.

                           (f)  Except  as  disclosed  in  the  PFC   Disclosure
Schedule, each of the PFC Pension Plans, PFC Welfare Plans and each other employee benefit plan and arrangement identified on the PFC Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in the PFC Disclosure Schedule, if PFC maintains any PFC Pension Plan, PFC has received or applied for a favorable determination letter from the IRS which takes into account the Tax Reform Act of 1986 and (to the extent it mandates currently applicable requirements) subsequent legislation, and PFC is not aware of any fact or circumstance which would disqualify any plan.

                           (g) To the  best  knowledge  of  PFC,  no  non-exempt
prohibited  transaction,  within  the  meaning  of  Section  4975 of the Code or
Section 406 of ERISA, has occurred with respect to any PFC Welfare Plan or PFC Pension Plan that would result in any material tax or penalty for PFC or any PFC Subsidiary.

                           (h)  No  PFC  Pension  Plan  or  any  trust   created
thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any PFC Pension Plan.

                           (i) No "accumulated  funding  deficiency," within the
meaning of Section 412 of the Code, has been incurred with respect to any PFC Pension Plan.

                           (j) There  are no  material  pending  or, to the best
knowledge of PFC, material threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any of the PFC Pension Plans or the PFC Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the PFC Disclosure Schedule.

                           (k)  Except  as  disclosed  in  the  PFC   Disclosure
Schedule, no PFC Pension Plan or PFC Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law or pursuant to conversion or continuation rights set out in such Plan or an insurance policy providing benefits thereunder, or (ii) death benefits under any PFC Pension Plan.

                           (l) Except with respect to customary health, life and
disability benefits, there are no unfunded benefit obligations which are not accounted for by reserves shown on the PFC Financial Statements and established in accordance with GAAP.

                           (m) With  respect  to each PFC  Pension  Plan and PFC
Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of PFC or any PFC Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                           (n) Except (i) for  payments  and other  benefits due
pursuant to the employment agreements included within the PFC Disclosure Schedule, and (ii) as set forth in the PFC Disclosure Schedule, or as expressly agreed to by HUBCO in writing either pursuant to this Agreement or otherwise, the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee of PFC or any PFC Subsidiary to severance pay, unemployment compensation or any similar payment, or (y) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any current or former employee under any PFC Pension Plan or PFC Welfare Plan.

                           (o)  Except  for the PFC  Pension  Plans  and the PFC
Welfare Plans, and except as set forth on the PFC Disclosure Schedule, PFC has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of PFC or any PFC Subsidiary or any predecessor of any thereof. The PFC Disclosure Schedule sets forth (or lists, if previously delivered to HUBCO): (i) true and complete copies of the agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                           (p)  Except  as  set  forth  in  the  PFC  Disclosure
Schedule, PFC does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The PFC Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of PFC's knowledge, neither PFC nor any PFC Pension Plan or PFC Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                  3.10     Reports.

                           (a) The PFC Disclosure Schedule lists, and as to item
(i) below PFC has previously delivered to HUBCO a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement filed by PFC since January 1, 1996 pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) communication (other than general advertising materials and press releases) mailed by PFC to its stockholders as a class since January 1, 1996, and each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

                           (b) Since  January 1,  1996,  (i) each of PFC and BTH
has filed all reports that it was required to file under the 1934 Act, and (ii) each of PFC, BTH and PSB Associates has duly filed all material forms, reports and documents which it was required to file with each agency charged with regulating any aspect of its business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, PFC promptly will deliver or make available to HUBCO accurate and complete copies of such reports. As of their respective dates, each such form, report, or document, and each such final registration statement, prospectus, annual, quarterly or current report, definitive proxy statement or communication, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The PFC Disclosure Schedule lists the dates of all examinations of PFC, BTH or PSB Associates conducted by the OTS since January 1, 1996 and the dates of any responses thereto submitted by PFC, BTH or PSB Associates.

                  3.11 PFC and BTH Information. The information relating to PFC and BTH, this Agreement, and the transactions contemplated hereby (except for information relating solely to HUBCO) to be contained in the Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of PFC in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement-Prospectus is mailed to stockholders of PFC, and up to and including the date of the meeting of stockholders to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12 Compliance with Applicable Law. Except as set forth in the PFC Disclosure Schedule, PFC and each PFC Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to PFC or such PFC Subsidiary (including, without limitation, consumer, community and fair lending laws) (other than where the failure to have a license, franchise, permit or authorization or where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of PFC and the PFC Subsidiaries taken as a whole), and PFC has not received notice of violation of, and does not know of any violations of, any of the above.

                  3.13     Certain Contracts.

                           (a) Except for plans referenced in Section 3.9 and as
disclosed in the PFC Disclosure Schedule, (i) neither PFC nor any PFC Subsidiary is a party to or bound by any written contract or any understanding with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from PFC or any PFC Subsidiary to any officer, employee, director or consultant thereof. The PFC Disclosure Schedule lists, and either the PFC Disclosure Schedule sets forth true and correct copies of or PFC has previously made available to HUBCO, all severance or employment agreements with officers, directors, employees, agents or consultants to which PFC or any PFC Subsidiary is a party.

                           (b)  Except  as  disclosed  in  the  PFC   Disclosure
Schedule and except for loan commitments, loan agreements and loan instruments entered into or issued by BTH in the ordinary course of business, (i) as of the date of this Agreement, neither PFC nor any PFC Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of PFC and the PFC Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which PFC or any PFC Subsidiary is a party or by which any of them is bound limits the freedom of PFC or any PFC Subsidiary to compete in any line of business or with any person, and (iii) neither PFC nor any PFC Subsidiary is a party to any collective bargaining agreement.

                           (c)  Except  as  disclosed  in  the  PFC   Disclosure
Schedule, neither PFC nor any PFC Subsidiary or, to the best knowledge of PFC, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which BTH is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of PFC and the PFC Subsidiaries, taken as a whole.

                  3.14     Properties and Insurance.

                           (a)  Except  as  set  forth  in  the  PFC  Disclosure
Schedule, PFC or a PFC Subsidiary has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in PFC's consolidated balance sheet as of December 31, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1996), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of PFC and the PFC Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports delivered to HUBCO prior to the date hereof. Except as affected by the transactions contemplated hereby, PFC or one or more of its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by PFC and such Subsidiaries in all material respects as presently occupied, used, possessed and controlled by PFC and its Subsidiaries.

                           (b)  The  business   operations   and  all  insurable
properties and assets of PFC and each PFC Subsidiary are insured for their benefit against all risks which, in the reasonable judgment of the management of PFC, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of PFC adequate for the business engaged in by PFC and the PFC Subsidiaries. As of the date hereof, neither PFC nor any PFC Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond, and to the best of PFC's knowledge, is not in default under any such policy or bond, no coverage thereunder is being disputed, and all material claims thereunder have been filed in a timely fashion. The PFC Disclosure Schedule sets forth in summary form a list of all insurance policies of PFC and the PFC Subsidiaries.

                  3.15 Minute Books. The minute books of PFC, BTH and PSB Associates contain records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

                  3.16 Environmental Matters. Except as set forth in the PFC Disclosure Schedule:

                           (a) Neither PFC nor any PFC  Subsidiary  has received
any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that PFC or such PFC Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of PFC and the PFC Subsidiaries taken as a whole. PFC has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by PFC or any PFC Subsidiary, as OREO or otherwise, or owned or controlled by PFC or any PFC Subsidiary as a trustee or fiduciary (collectively, "Properties"), in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of PFC and the PFC Subsidiaries, taken as a whole. Except as described in the PFC Disclosure Schedule, none of the Properties is located in the State of New Jersey or the State of Connecticut.

                           (b) PFC has no knowledge  that any of the  Properties
has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of PFC and the PFC Subsidiaries taken as a whole.

                           (c) To the best of  PFC's  knowledge,  PFC,  each PFC
Subsidiary and any and all of their tenants or subtenants have all necessary permits and have filed all necessary registrations material to permit the operation of the Properties in the manner in which the operations are currently conducted under all applicable federal, state or local environmental laws, excepting only those permits and registrations the absence of which would not have a material adverse effect upon the operations of requiring the permit or registration.

                           (d) To the knowledge of PFC, there are no underground
storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by PFC or any PFC Subsidiary.

                  3.17 Reserves. As of June 30, 1997, each of the allowance for loan losses and the reserve for OREO properties in the PFC Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute each of the loan loss reserve and the reserve for OREO properties complies in all material respects with GAAP (consistently applied) and all applicable policies of the OTS.

                  3.18 No Parachute Payments. Except as set forth on the PFC Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of PFC or any PFC Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from PFC, a PFC Subsidiary, HUBCO or any HUBCO Subsidiary which if paid or provided would constitute an "excess parachute payment," as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.19 Agreements with Bank Regulators. Neither PFC nor any PFC Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to HUBCO by PFC prior to the date of this Agreement, nor has PFC been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to HUBCO by PFC prior to the date of this Agreement. Neither PFC nor any PFC Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except to the extent caused by BTH's formation of PFC or the reorganization (the "Reorganization") by which PFC became the holding company for BTH, or except as otherwise disclosed in writing to HUBCO by PFC prior to the date of this Agreement.

                  3.20 Disclosure.  No representation  or warranty  contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO

                  References herein to the "HUBCO Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by HUBCO to PFC. HUBCO hereby represents and warrants to PFC as follows:

                  4.1      Corporate Organization.

                           (a) HUBCO is a corporation duly organized and validly
existing under the laws of the State of New Jersey. HUBCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed and qualified would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO or the HUBCO Subsidiaries (defined below), taken as a whole. HUBCO is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

                           (b) Each of the HUBCO  Subsidiaries  is listed in the
HUBCO Disclosure Schedule. For purposes of this Agreement, the term "HUBCO Subsidiary" means any corporation, partnership, joint venture or other legal entity in which HUBCO, directly or indirectly, owns at least a 50% stock or other equity interest or for which HUBCO, directly or indirectly, acts as a general partner, provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "HUBCO Subsidiary" shall include any entity which was a HUBCO
Subsidiary at any time during such period. Each HUBCO Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its incorporation. HUBank is duly organized and validly existing under the laws of the State of New Jersey. Lafayette American Bank and Trust Company ("Lafayette") is duly organized and validly existing under the laws of the State of Connecticut. All eligible accounts of depositors issued by HUBank and Lafayette are insured by the Bank Insurance Fund ("BIF") of the FDIC to the fullest extent permitted by law. Each HUBCO Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed and qualified would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole. The HUBCO Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and By-laws of HUBCO as in effect on the date hereof.

                  4.2 Capitalization. The authorized capital stock of HUBCO consists of 51,500,000 shares of HUBCO Common Stock and 10,300,000 shares of preferred stock ("HUBCO Authorized Preferred Stock"). As of September 30, 1997, there were 21,624,469 shares of HUBCO Common Stock issued and outstanding, excluding 0 shares of treasury stock. Since such date, and from time to time hereafter, HUBCO may sell or repurchase shares of HUBCO Common Stock. As of September 30, 1997, there were 22,160 shares of HUBCO Authorized Preferred Stock outstanding, all of which are designated Series B, no par value, Convertible Preferred Stock.

                  Except for shares issuable under or arising from the Agreement and Plan of Merger, dated August 18, 1997 (the "Southington Agreement"), by and among HUBCO, Lafayette and The Bank of Southington ("Southington"), and except as otherwise described in the HUBCO Disclosure Schedule, there are no shares of HUBCO Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of HUBCO Common Stock and HUBCO Authorized Preferred Stock, and all issued and outstanding shares of capital stock of HUBCO's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of the HUBCO Subsidiaries are owned by HUBCO free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the shares issuable under the Southington Agreement and except as otherwise described in the HUBCO Disclosure Schedule, neither HUBCO nor any HUBCO Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of HUBCO or any HUBCO Subsidiary or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3      Authority; No Violation.

                           (a)   Subject  to  the   receipt  of  all   necessary
governmental approvals, HUBCO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of HUBCO in accordance with its Certificate of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of HUBCO are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HUBCO and constitutes a valid and binding obligation of HUBCO, enforceable against HUBCO in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding  companies,  (ii) general  equitable  principles,  and
(iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                           (b)  Neither  the   execution  or  delivery  of  this
Agreement by HUBCO, nor the consummation by HUBCO of the transactions contemplated hereby in accordance with the terms hereof, or compliance by HUBCO with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or By-laws of HUBCO, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HUBCO, any HUBCO Subsidiary, or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of HUBCO or any HUBCO Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HUBCO is a party, or by which it or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FRB, the OTS and the SEC, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HUBCO in connection with (x) the execution and delivery by HUBCO of this Agreement, and
(y) the consummation by HUBCO of the Merger and the other transactions contemplated hereby, except such as are listed in the HUBCO Disclosure Schedule or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of HUBCO. To the best of HUBCO's knowledge, no fact or condition exists which HUBCO has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  4.4      Financial Statements.

                           (a) The HUBCO  Disclosure  Schedule sets forth copies
of the consolidated statements of financial condition of HUBCO as of December 31, 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31, in each of the three fiscal years 1994 through 1996, in each case accompanied by the audit report of Arthur Andersen LLP ("Arthur Andersen"), independent public accountants with respect to HUBCO, and the unaudited consolidated statement of condition of HUBCO as of June 30, 1997 and the related unaudited consolidated statements of income and cash flows for the three and six months ended June 30, 1997 and 1996, as reported in HUBCO's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "HUBCO Financial Statements"). The HUBCO Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of HUBCO as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of HUBCO for the respective fiscal periods set forth therein.

                           (b) The  books  and  records  of HUBCO  and the HUBCO
Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                           (c) Except as and to the extent reflected,  disclosed
or reserved against in the HUBCO Financial Statements (including the notes thereto), as of June 30, 1997 neither HUBCO nor any of the HUBCO Subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of HUBCO or any of the HUBCO Subsidiaries which were required by GAAP (consistently applied) to be disclosed in HUBCO's consolidated statement of condition as of June 30, 1997 or the notes thereto. Except for the transactions contemplated by this Agreement, and other proposed acquisitions by HUBCO since June 30, 1997 reflected in any Form 8-K filed by HUBCO with the SEC, neither HUBCO nor any HUBCO Subsidiary has incurred any liabilities since June 30, 1997 except in the ordinary course of business and consistent with past practice.

                  4.5 Broker's and Other Fees. Neither HUBCO nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6 Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries taken as a whole since June 30, 1997 and to the best of HUBCO's knowledge, except for the effects of the transactions contemplated by the Southington Agreement and the agreements by which HUBCO is to acquire Security National Bank & Trust Company of New Jersey and its holding company, Fiduciary Investment Company of New Jersey (the "Effects of Announced Acquisitions"), no facts or condition exists which HUBCO believes will cause such a material adverse change in the future.

                  4.7  Legal  Proceedings.  Except  as  disclosed  in the  HUBCO
Disclosure Schedule, and except for ordinary routine litigation incidental to the business of HUBCO or its Subsidiaries, neither HUBCO nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of HUBCO's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against HUBCO or any of its Subsidiaries which, if decided adversely to HUBCO or its Subsidiaries, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of HUBCO or its
Subsidiaries. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor HUBCO's Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to HUBCO or its Subsidiaries.

                  4.8 Reports. Since January 1, 1996, HUBCO has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report and each registration statement, proxy statement, form or other document filed by HUBCO with the SEC, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, HUBCO and each HUBCO Subsidiary has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business.

                  4.9 HUBCO Information. The information relating to HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose), this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement-Prospectus, and up to and including the date of the meeting of stockholders of PFC to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder.

                  4.10 Compliance With Applicable Law. Except as set forth in the HUBCO Disclosure Schedule, each of HUBCO and HUBCO's Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to HUBCO or HUBCO's Subsidiaries (including without limitation consumer, community and fair lending laws) (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries taken as a whole) and HUBCO has not received notice of violation of, and does not know of any violations of, any of the above.

                  4.11 Funding and Capital Adequacy. At the Effective Time, after giving pro forma effect to the Merger and any other acquisition which HUBCO or its Subsidiaries have agreed to consummate, HUBCO will be deemed "well capitalized" under prompt corrective action regulatory capital requirements.

                  4.12 HUBCO Common Stock. As of the date hereof, HUBCO has available and reserved shares of HUBCO Common Stock sufficient for issuance pursuant to the Merger and upon the exercise of Stock Options subsequent thereto. The HUBCO Common Stock to be issued hereunder pursuant to the Merger, and upon exercise of the Stock Options, when so issued, will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through HUBCO, with no personal liability attaching to the ownership thereof. The HUBCO Common Stock to be issued hereunder pursuant to the Merger, and upon exercise of the Stock Options, when so issued, will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations.

                  4.13 Agreements with Bank Regulators. Neither HUBCO nor any HUBCO Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Government Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to PFC by HUBCO prior to the date of this Agreement, nor has HUBCO been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to PFC by HUBCO prior to the date of this Agreement. Neither HUBCO nor any HUBCO Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to PFC by HUBCO prior to the date of this Agreement.

                  4.14     Taxes and Tax Returns.

                           (a) HUBCO and  HUBCO's  subsidiaries  have duly filed
(and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to PFC in writing). HUBCO and HUBCO's subsidiaries have established on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of HUBCO through such date. The HUBCO Disclosure Schedule identifies the federal income tax returns of HUBCO and its Subsidiaries which have been examined by the IRS within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The HUBCO Disclosure
Schedule identifies the applicable state income tax returns of HUBCO and its Subsidiaries which have been examined by the applicable authorities. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of HUBCO, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon HUBCO or its Subsidiaries, nor has HUBCO or its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                           (b)  Except  as set  forth  in the  HUBCO  Disclosure
Schedule, neither HUBCO nor any Subsidiary of HUBCO (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by HUBCO or any of its Subsidiaries (nor does HUBCO have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  4.15     Employee Benefit Plans.

                           (a) HUBCO and its Subsidiaries maintain or contribute
to certain "employee pension benefit plans" (the "HUBCO Pension Plans"), as such term is defined in Section 3(2)(A) of ERISA, and "employee welfare benefit plans" (the "HUBCO Welfare Plans"), as such term is defined in Section 3(1) of ERISA. Since September 2, 1974, neither HUBCO nor its subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                           (b)  HUBCO is not  aware of any fact or  circumstance
which would disqualify any HUBCO Pension Plan or HUBCO Welfare Plan that could not be retroactively corrected (in accordance with the procedures of the IRS).

                           (c) The present value of all accrued  benefits  under
each of the HUBCO Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such HUBCO Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

                           (d)  During  the  last  six  years,  the PBGC has not
asserted any claim for liability against HUBCO or any of its subsidiaries which has not been paid in full.

                           (e) All premiums (and interest  charges and penalties
for late payment, if applicable) due to the PBGC with respect to each HUBCO Pension Plan have been paid. All contributions required to be made to each HUBCO Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of HUBCO which have not been paid have been properly recorded on the books of HUBCO.

                           (f) No "accumulated funding  deficiency",  within the
meaning of Section 412 of the Code, has been incurred with respect to any of the HUBCO Pension Plans.

                           (g) There are no pending or, to the best knowledge of
HUBCO, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the HUBCO Pension Plans or the HUBCO Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the HUBCO Disclosure Schedule.

                           (h) Except with respect to customary health, life and
disability benefits or as disclosed in the HUBCO Disclosure Schedule, HUBCO has no unfunded benefit obligations which are not accounted for by reserves shown on the financial statements and established under GAAP or otherwise noted on such financial statements.

                  4.16 Contracts. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any of its Subsidiaries, or to the best knowledge of HUBCO, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which a banking subsidiary of HUBCO is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and its subsidiaries, taken as a whole.

                  4.17     Properties and Insurance.

                           (a) HUBCO and its  Subsidiaries  have good and, as to
owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in HUBCO's consolidated balance sheet as of December 31, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1996), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of HUBCO and its subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by HUBCO or its Subsidiaries in all material respects as presently occupied, used, possessed and controlled by HUBCO and its Subsidiaries.

                           (b)  The  business   operations   and  all  insurable
properties and assets of HUBCO and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of HUBCO, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of HUBCO adequate for the business engaged in by HUBCO and its Subsidiaries. As of the date hereof, neither HUBCO nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.18. Environmental Matters. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that HUBCO or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of HUBCO and its Subsidiaries taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property currently owned or leased by HUBCO or any of its subsidiaries in any manner that violates or, after the lapse of time is reasonably likely to violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of HUBCO and its Subsidiaries, taken as a whole.

                  4.19 Reserves. As of June 30, 1997, the allowance for possible loan losses in the HUBCO Financial Statements was adequate based upon all factors required to be considered by HUBCO at that time in determining the amount of such allowance. The methodology used to compute the allowance for possible loan losses complies in all material respects with all applicable FDIC, Connecticut Department of Banking and New Jersey Department of Banking policies. As of June 30, 1997, the valuation allowance for OREO properties in the HUBCO Financial Statements was adequate based upon all factors required to be considered by HUBCO at that time in determining the amount of such allowance.

                  4.20 Disclosure.  No representation  or warranty  contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


                      ARTICLE V - COVENANTS OF THE PARTIES

                  5.1 Conduct of the Business of PFC and BTH. During the period from the date of this Agreement to the Effective Time, PFC and BTH shall, and shall cause each PFC Subsidiary to, conduct their respective businesses only in the ordinary course and consistent with prudent business practice, except for transactions permitted hereunder or with the prior written consent of HUBCO, which consent will not be unreasonably withheld. Each of PFC and BTH also shall use its reasonable best efforts to (i) preserve its business organization and that of the PFC Subsidiaries intact, (ii) keep available to itself and the PFC Subsidiaries the present services of its employees and those of such PFC Subsidiaries, and (iii) preserve for itself and HUBCO the goodwill of its customers and those of the PFC Subsidiaries and others with whom business relationships exist.

                  5.2 Negative Covenants and Dividend Covenants. From the date hereof to the Effective Time, except as otherwise approved by HUBCO in writing, or as set forth in the PFC Disclosure Schedule, or as permitted or required by this Agreement, neither PFC nor BTH will:

                           (a)  change  any  provision  of  its  Certificate  of
Incorporation or By-laws or any similar governing documents;

                           (b) change the number of shares of its  authorized or
issued capital stock (other than upon exercise of stock options or warrants described on the PFC Disclosure Schedule in accordance with the terms thereof) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; provided, however, that from the date hereof to the Effective Time, PFC may declare, set aside or pay cash dividends per share of PFC Common Stock aggregating (i) the cash dividends per share declared, set aside or paid by HUBCO during such period multiplied by 0.320 (the maximum Exchange Ratio) minus (ii) $0.01 (the amount per share required to redeem the PFC Rights); provided, further, that the amount of any such dividends shall be adjusted, if and to the extent necessary in the opinion of Arthur Andersen, independent accountants for HUBCO, so that the declaration, setting aside and payment of such dividends will not disqualify the Merger for pooling of interests accounting treatment.

                           (c) grant any  severance  or  termination  pay (other
than pursuant to written policies or contracts of PFC in effect on the date hereof and disclosed to HUBCO in the PFC Disclosure Schedule) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees, except in each case as specified in Section 5.2 of the PFC Disclosure Schedule;

                           (d) sell or  dispose  of any  substantial  amount  of
assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of PFC or BTH;

                           (e) make any capital expenditures other than pursuant
to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair, and expenditures described in business plans or budgets previously furnished to HUBCO;

                           (f) file any  applications  or make any contract with
respect to branching or site location or relocation;

                           (g) agree to acquire in any manner  whatsoever (other
than to realize upon collateral for a defaulted loan) any business or entity or make any new investments in securities other than investments in government or agency bonds having a maturity of less than five years;

                           (h)  make  any  material  change  in  its  accounting
methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                           (i) take any action  that would  result in any of its
representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                           (j) without  first  conferring  with  HUBCO,  make or
commit to make any new loan or other extension of credit in an amount of $3,000,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $3,000,000 or more, or increase by $3,000,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers, except such loan initiations, renewals or increases that are committed as of the date of this Agreement and identified on the PFC Disclosure Schedule and residential mortgage loans made in the ordinary course of business in accordance with past practice; or

                           (k) agree to do any of the foregoing.

                  5.3 No Solicitation. So long as this Agreement remains in effect, PFC and BTH shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving PFC or BTH (an "Acquisition Transaction"). Notwithstanding the foregoing, PFC may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of PFC, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. PFC shall promptly communicate to HUBCO the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

                  5.4 Current Information. During the period from the date of this Agreement to the Effective Time, each of PFC and HUBCO will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, PFC agrees to provide HUBCO, and HUBCO agrees to provide PFC, with internally prepared profit and loss statements no later than 21 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending on or after June 30, 1997, PFC will deliver to HUBCO and HUBCO will deliver to PFC their respective quarterly reports on Form 10-Q, as filed under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, PFC will deliver to HUBCO and HUBCO will deliver to PFC their respective Annual Reports on Form 10-K as filed under the 1934 Act.

                  5.5      Access to Properties and Records; Confidentiality.

                           (a)  PFC  and  BTH   shall   permit   HUBCO  and  its
representatives, and HUBCO shall permit, and cause each HUBCO Subsidiary to permit, PFC and its representatives, reasonable access to their respective properties, and shall disclose and make available to HUBCO and its representatives, or PFC and its representatives, as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HUBCO and its representatives or PFC and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their reasonable best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, PFC acknowledges that HUBCO may be involved in discussions concerning other potential acquisitions and HUBCO shall not be obligated to disclose such information to PFC except as such information is disclosed to HUBCO's shareholders generally.

                           (b) All  information  furnished by the parties hereto
previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby, and if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its reasonable best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  5.6      Regulatory Matters.

                           (a) For the  purposes  of  holding  the  Stockholders
Meeting (as such term is defined in Section 5.7 hereof), and qualifying under applicable federal and state securities laws the HUBCO Common Stock to be issued to PFC stockholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by HUBCO with the SEC of a Registration Statement including a combined proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by PFC and HUBCO to the PFC shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus" and the various documents to be filed by HUBCO under the 1933 Act with the SEC to register the HUBCO Common Stock for sale, including the Proxy Statement-Prospectus, are referred to herein as the "Registration Statement").

                           (b) HUBCO  shall  furnish  PFC with such  information
concerning HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose) as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. HUBCO agrees promptly to advise PFC if at any time prior to the Stockholders Meeting, any information provided by HUBCO in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and to provide PFC with the information needed to correct such inaccuracy or omission. HUBCO shall furnish PFC with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to HUBCO and its Subsidiaries, to comply with Section 5.6(a) after the mailing thereof to PFC shareholders.

                           (c) PFC shall  furnish  HUBCO  with such  information
concerning PFC as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to PFC, to comply with Section 5.6(a) hereof. PFC agrees promptly to advise HUBCO if at any time prior to the Stockholders Meeting, any information provided by PFC in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and to provide HUBCO with the information needed to correct such inaccuracy or omission. PFC shall furnish HUBCO with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to PFC, to comply with Section 5.6(a) after the mailing thereof to PFC shareholders.

                           (d) HUBCO shall as promptly as practicable  make such
filings as are  necessary  in  connection  with the offering of the HUBCO Common
Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. PFC shall promptly furnish HUBCO with such information regarding PFC shareholders as HUBCO requires to enable it to determine what filings are required hereunder. PFC authorizes HUBCO to utilize in such filings the information concerning PFC provided to HUBCO in connection with, or contained in, the Proxy Statement-Prospectus. HUBCO shall furnish PFC's counsel with copies of all such filings and keep PFC advised of the status thereof. HUBCO shall as promptly as practicable file the Registration Statement containing the Proxy Statement-Prospectus with the SEC, and each of HUBCO and PFC shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement-Prospectus.

                           (e) HUBCO shall cause the HUBCO Common Stock issuable
pursuant to the Merger to be listed on the NASDAQ at the Effective Time. HUBCO shall cause the HUBCO Common Stock which shall be issuable pursuant to exercise of Stock Options to be accepted for listing on the NASDAQ when issued.

                           (f) The parties hereto will cooperate with each other
and use their reasonable best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FRB and the OTS. The parties shall each have the right to review in advance (and shall do so promptly) all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

                           (g) Each of the parties  will  promptly  furnish each
other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                           (h) PFC  acknowledges  that  HUBCO is in or may be in
the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning PFC may be required to be included in the registration statements, if any, for the sale of securities of HUBCO or in SEC reports in connection with such acquisitions. PFC agrees to provide HUBCO with any information, certificates, documents or other materials about PFC as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUBCO prior to the Effective Time. PFC shall use its reasonable efforts to cause its attorneys and accountants to provide HUBCO and any underwriters for HUBCO with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. HUBCO shall reimburse PFC for reasonable expenses thus incurred by PFC should this transaction be terminated for any reason other than as described in Section 7.1(f). HUBCO shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding PFC unless PFC shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

                           (i)  Between  the  date  of  this  Agreement  and the
Effective Time, PFC shall cooperate with HUBCO to reasonably conform PFC's policies and procedures regarding applicable regulatory matters, to those of HUBCO as HUBCO may reasonably identify to PFC from time to time.

                  5.7 Approval of Stockholders. PFC will (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of PFC (the "Stockholders Meeting") for the purpose of securing the PFC stockholder approval of this Agreement required by law, (ii) recommend to the stockholders of PFC the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain, as promptly as practicable, such approval, subject to the right not to make a recommendation or to withdraw a recommendation if either (x) PFC's investment banker withdraws its fairness opinion prior to the Stockholders Meeting, or (y) PFC's Board of Directors, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such recommendation should not be made or should be withdrawn, and (iii) cooperate and consult with HUBCO with respect to each of the foregoing matters.

                  5.8      Further Assurances.

                           (a)  Subject  to  the  terms  and  conditions  herein
provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto if the Merger is not consummated.

                           (b) HUBCO  agrees  that  from the date  hereof to the
Effective Time, except as otherwise approved by PFC in writing or as permitted or required by this Agreement, HUBCO will not, nor will it permit any HUBCO Subsidiary to: (i) take any action that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time, or that would cause any of its conditions to Closing not to be satisfied; (ii) amend its Certificate of Incorporation in a manner which would adversely affect in any manner the terms of the HUBCO Common Stock or the ability of HUBCO to consummate the Merger; or (iii) make any acquisition that individually or in the aggregate can reasonably be expected to materially adversely affect the ability of HUBCO to consummate the Merger on or before October 31, 1998.

                           (c) HUBCO, PFC and BTH will use reasonable efforts to
cause the Merger to occur on or before March 31, 1998.

                  5.9 Public Announcements. HUBCO and PFC shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transactions contemplated hereby, and HUBCO and PFC agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation upon the advice of counsel.

                  5.10 Failure to Fulfill Conditions. In the event that HUBCO or PFC determines that a material condition to its obligation to consummate the Merger cannot be fulfilled on or prior to July 31, 1998 (as the same may be extended in accordance with the following sentence, the "Cutoff Date") and that it will not waive that condition, it will promptly notify the other party. The "Cutoff Date" shall be extended to October 31, 1998 if subsequent to the date hereof HUBCO or one of its Subsidiaries enters into an agreement relating to another acquisition and HUBCO notifies PFC in writing that such other acquisition can reasonably be expected to delay the Closing beyond July 31, 1998 but not beyond October 31, 1998. Except for any acquisition or merger discussions HUBCO may enter into with other parties, PFC and HUBCO will promptly inform the other of any facts applicable to PFC or HUBCO, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.

                  5.11 Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), no supplement or amendment to the parties' respective Disclosure Schedules shall correct or cure any warranty which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

                  5.12     Transaction Expenses of PFC.

                           (a) For planning purposes,  PFC shall, within 30 days
from the date hereof, provide HUBCO with its estimated budget of transaction-related expenses reasonably anticipated to be payable by PFC in connection with this transaction based on facts and circumstances currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. PFC shall promptly notify HUBCO if or when it determines that it will expect to exceed its budget.

                           (b) Promptly  after the execution of this  Agreement,
PFC shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. PFC shall accrue and/or pay all of such amounts as soon as possible.

                           (c) PFC  shall  cause  its  professionals  to  render
monthly invoices within 15 days after the end of each month. PFC shall notify HUBCO monthly of all out-of-pocket expenses which PFC has incurred in connection with this transaction.

                           (d) HUBCO, in reasonable consultation with PFC, shall
make all arrangements with respect to the printing and mailing of the Proxy Statement-Prospectus.

                  5.13 Reserves. Notwithstanding that PFC believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, PFC recognizes that HUBCO may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Merger, PFC and HUBCO shall consult and cooperate with each other with respect to (i) conforming, based upon such consultation, PFC's loan, accrual and reserve policies to those policies of HUBCO to the extent appropriate, provided that any required change in PFC's practices in connection with the matters described in this clause (i) need not be effected until the parties receive all necessary stockholder, third party and governmental approvals and consents to consummate the transactions contemplated hereby, (ii) new extensions of credit or material revisions to existing terms of credits by BTH, in each case where the aggregate exposure exceeds $3,000,000, and (iii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of PFC and BTH to the extent appropriate.

                  5.14     Indemnification.

                           (a) For a period  of six years  after  the  Effective
Time, HUBCO shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of PFC or BTH or serves or has served at the request of PFC or BTH in any capacity with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director, officer, employee or agent of PFC or BTH or serves or has served at the request of PFC or BTH in any capacity with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against PFC or BTH or any of their respective affiliates, or by any former or present shareholder of PFC (each a "Claim" and collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement/Prospectus, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of PFC or BTH or of any committee of PFC's or BTH's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, and (ii) the enforcement of the obligations of HUBCO set forth in this Section 5.14, in each case to the fullest extent which PFC or BTH would have been permitted under any applicable law and their respective Certificates of Incorporation and By-Laws had the Merger not occurred (and HUBCO shall also advance expenses as incurred to the fullest extent so permitted). Notwithstanding the foregoing, but subject to subsection
(b) below, HUBCO shall not provide any indemnification or advance any expenses with respect to any Claim which relates to a personal benefit improperly paid or provided, or alleged to have been improperly paid or provided, to the Indemnitee, but HUBCO shall reimburse the Indemnitee for costs incurred by the Indemnitee with respect to such Claim when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the Indemnitee was not improperly paid or provided with the personal benefit alleged in the Claim.

                           (b) From and after the  Effective  Time,  HUBCO shall
assume and honor any obligation of PFC or BTH immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation, Charter or By-Laws of PFC or BTH, or arising out of any written indemnification agreements between PFC and/or BTH and such persons disclosed in the PFC Disclosure Schedule, as if such obligations were pursuant to a contract or arrangement between HUBCO and such Indemnitees.

                           (c) In the event  HUBCO or any of its  successors  or
assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of HUBCO assume the obligations set forth in this Section 5.14.

                           (d) HUBCO shall cause  PFC's and BTH's  officers  and
directors to be covered under HUBCO's then current officers' and directors' liability insurance policy for a period of six years after the Effective Time, or, in the alternative, to be covered under an extension of PFC's and BTH's existing officers' and directors' liability insurance policy. However, HUBCO shall only be required to insure such persons upon terms and for coverages substantially similar to PFC's and BTH's existing officers' and directors' liability insurance.

                           (e) Any Indemnitee  wishing to claim  indemnification
under this Section 5.14 shall promptly notify HUBCO upon learning of any Claim, but the failure to so notify shall not relieve HUBCO of any liability it may have to such Indemnitee if such failure does not materially prejudice HUBCO. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.14 is applicable, (x) HUBCO shall have the right to assume the defense thereof and HUBCO shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if HUBCO elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between HUBCO and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and HUBCO shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that HUBCO shall be obligated pursuant to this Section 5.14(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. HUBCO shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.14, HUBCO shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.15 Pooling and Tax-Free Reorganization Treatment. Prior to the date hereof, neither HUBCO or PFC has taken any action or failed to take any action which would disqualify the Merger for pooling of interests accounting treatment. Before the Effective Time, neither HUBCO nor PFC shall intentionally take, fail to take, or cause to be taken or not taken any action within its control, which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, HUBCO shall not take and shall cause the Surviving Corporation not to take any action within their control that would disqualify the Merger as such a "reorganization" under the Code.

                  5.16 Comfort Letters. HUBCO shall cause Arthur Andersen, its independent public accountants, to deliver to PFC, and PFC shall cause Deloitte & Touche, its independent public accountants, to deliver to HUBCO and to its officers and directors who sign the Registration Statement for this transaction, a short-form "comfort letter" or "agreed upon procedures" letter, dated the date of the mailing of the Proxy Statement-Prospectus for the Stockholders Meeting of PFC, in the form customarily issued by such accountants at such time in transactions of this type (provided that Arthur Andersen and Deloitte & Touche have been provided with representation letters from HUBCO and PFC in accordance with Statement on Auditing Standards No. 72).

                  5.17 Affiliates. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, PFC shall deliver to HUBCO
(a) a letter identifying all persons who, to the knowledge of PFC, may be deemed to be affiliates of PFC under Rule 145 of the 1933 Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of PFC and (b) use its reasonable best efforts to cause each person who may be deemed to be an affiliate of PFC to execute and deliver to HUBCO a letter agreement, substantially in the form of Exhibit 5.17-1, agreeing to comply with Rule 145 and to refrain from transferring shares as required by the pooling-of-interests accounting rules. Within two weeks after the date hereof, HUBCO shall use its reasonable best efforts to cause its directors and executive officers to enter into letter agreements in the form of
Exhibit 5.17-2 with HUBCO concerning the pooling-of-interests accounting rules. HUBCO hereby agrees to publish, or file a Form 8-K, Form 10-K or Form 10-Q containing financial results covering at least 30 days of post-Merger combined operations of HUBCO and PFC as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time, in form and substance sufficient to remove the restrictions set forth in paragraph "B" of Exhibit 5.17-1.

                  5.18 Appointment of Directors. HUBCO shall cause Joseph B. Tockarshewsky and Noel deCordova, Jr. to be appointed at the Effective Time as directors of HUBCO. The Chairman of the Board of Directors of HUBCO shall recommend to the HUBCO Board of Directors that Joseph B. Tockarshewsky be nominated for a three year term as a director of HUBCO and that Noel deCordova, Jr. be nominated for a two year term as a director of HUBCO at the first HUBCO shareholders meeting held following the Closing. BTH shall cause such persons as HUBCO shall designate to be appointed at the Effective Time as directors of BTH. HUBCO will invite all current directors of BTH to remain as directors of BTH following the Closing and will ask Joseph B. Tockarshewsky to serve as Chairman of the Board and Chief Executive Officer of BTH following the Closing.

                  5.19 Rights Plan. PFC shall cause the PFC Rights to be redeemed or terminated and, if requested by HUBCO, PFC shall cause the Rights Plan to be terminated, in each case effective at or prior to the Closing and without substantial cost to HUBCO.

                  5.20     Operation of BTH Post-Closing; Employee Matters.

                           (a) Following consummation of the Merger, HUBCO shall
operate BTH as a separate bank subsidiary under the name "Bank of the Hudson." It is HUBCO's current intention that BTH's current main office in Poughkeepsie, New York, will be maintained as the main office of HUBCO's New York State banking operations indefinitely following the Closing. Following the Closing, HUBCO will use reasonable efforts to preserve the historical artifacts currently located at such Poughkeepsie, New York office. At such time as HUBCO may relocate the main office of its New York State banking operations HUBCO will cause such artifacts to be donated to a museum serving the Poughkeepsie, New York community. HUBCO agrees that it will support PFC's and BTH's efforts to have such main office listed on the National Registry of Historic Properties.

                           (b) PFC and BTH acknowledge  that HUBCO may choose to
cause BTH to be operated as a New York State-chartered commercial bank as soon as practicable after the Effective Time, whether by means of conversion, merger with a phantom bank or otherwise. PFC and BTH shall use reasonable efforts prior to the Closing to cooperate with and assist HUBCO in accomplishing that result; provided, that nothing in this Section 5.20(b) shall require BTH to convert from a federal savings bank to another form of bank prior to the Closing.

                           (c) Following consummation of the Merger, HUBCO shall
honor the existing written contracts with officers and employees of PFC and BTH that are included in the PFC Disclosure Schedule.

                           (d) Following consummation of the Merger, HUBCO shall
continue to provide the level of post-retirement benefits currently provided by, or agreed to be provided by, PFC or BTH to those persons identified in Section 5.20(d) of the PFC Disclosure Schedule, only to the extent such persons and such benefits are identified in Section 5.20(d) of the PFC Disclosure Schedule, or HUBCO at its option shall provide other, substantially equivalent, benefits to such persons.

                           (e) Prior to, or effective upon, the Closing, PFC and
BTH shall cause their Non-Employee Directors' Retirement Plan to be terminated and shall fully fund all benefits thereunder so that neither BTH nor HUBCO as successor to PFC shall have any continuing obligation thereunder. Prior to such termination, PFC and BTH may amend and fund the Non-Employee Directors' Retirement Plan in the manner described in Section 5.2 of the PFC Disclosure Schedule.

                           (f) Following consummation of the Merger, HUBCO shall
make available to all employees and officers of PFC or BTH employed by HUBCO or its Subsidiaries following the Merger ("continuing employees") coverage under the benefit plans generally available to HUBCO's employees and officers (including pension and health and hospitalization) on the terms and conditions available to HUBCO's employees and officers. Following consummation of the Merger, HUBCO shall honor the severance policies of PFC and BTH previously disclosed to HUBCO in writing, and HUBCO shall not change such severance policies (as applicable to persons employed by PFC or BTH on the Closing Date) for a period of six months following the Effective Time. After the Effective Time, HUBCO may terminate, merge or change existing PFC or BTH benefit plans. Continuing employees will receive credit for prior employment by PFC or BTH for the sole purpose of determining whether such continuing employees are eligible to participate in or be vested under HUBCO's medical, vacation, sick leave, disability, pension, and other employee benefit plans. Credit for prior service will not be given for purposes of benefit accrual under any defined benefit pension plan of HUBCO.


                         ARTICLE VI - CLOSING CONDITIONS

                  6.1 Conditions to Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                           (a) Approval of Stockholders; SEC Registration.  This
Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of PFC. The HUBCO Registration Statement and Proxy Statement-Prospectus shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the HUBCO Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

                           (b) Regulatory Filings.  All necessary  regulatory or
governmental approvals and consents (including without limitation any required approval of the FRB, the OTS and the SEC) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of PFC and BTH, taken as a whole, to HUBCO. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

                           (c) Suits and  Proceedings.  No  order,  judgment  or
decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which HUBCO or PFC determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

                           (d) Tax  Opinion.  HUBCO  and  PFC  shall  each  have
received an opinion, dated as of the Effective Time, of Pitney, Hardin, Kipp & Szuch, or of counsel to PFC reasonably acceptable to HUBCO, reasonably satisfactory in form and substance to PFC and its counsel and to HUBCO, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts and representations as counsel may reasonably deem relevant, to the effect that: (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code; (ii) no gain or loss will be recognized by PFC; (iii) no gain or loss will be recognized by PFC shareholders upon the exchange of PFC Common Stock solely for HUBCO Common Stock; (iv) the basis of any HUBCO Common Stock received in exchange for PFC Common Stock shall equal the basis of the recipient's PFC Common Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and (v) the holding period for any HUBCO Common Stock received in exchange for PFC Common Stock will include the period during which PFC Common Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange.

                           (e) Pooling of Interests. HUBCO shall have received a
letter, dated the Closing Date, from its accountants, Arthur Andersen, reasonably satisfactory to HUBCO and PFC, to the effect that the Merger shall be qualified to be treated by HUBCO as a pooling-of-interests for accounting purposes.

                  6.2 Conditions to the Obligations of HUBCO Under this Agreement. The obligations of HUBCO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                           (a)  Representations  and Warranties;  Performance of
Obligations of PFC and BTH. Except for those representations which are made as of a particular date, the representations and warranties of PFC contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. PFC shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the PFC Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the PFC Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the PFC Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                           (b) Opinion of Counsel.  HUBCO shall have received an
opinion of counsel to PFC, dated the Closing Date, in form and substance reasonably satisfactory to HUBCO, substantially in accordance with Exhibit 6.2(b) hereto.

                           (c) Certificates. PFC shall have furnished HUBCO with
such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as HUBCO may reasonably request.

                           (d) Legal Fees. PFC shall have  furnished  HUBCO with
letters from all attorneys representing PFC and BTH in any significant matters confirming that all material legal fees have been paid in full for services rendered as of the Effective Time.

                           (e) Merger-Related  Expenses. PFC shall have provided
HUBCO with an accounting of all merger-related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date. The merger-related expenses of PFC shall be reasonable.

                  6.3 Conditions to the Obligations of PFC Under this Agreement. The obligations of PFC under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                           (a)  Representations  and Warranties;  Performance of
Obligations of HUBCO. Except for those representations which are made as of a particular date, the representations and warranties of HUBCO contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. HUBCO shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HUBCO Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the HUBCO Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HUBCO Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                           (b)  Opinion  of  Counsel  to HUBCO.  PFC shall  have
received an opinion of counsel to HUBCO, dated the Closing Date, in form and substance reasonably satisfactory to PFC, substantially in accordance with
Exhibit 6.3(b) hereto.

                           (c)  Fairness  Opinion.  PFC shall have  received  an
opinion from Advest dated no more than three days prior to the date the Proxy Statement-Prospectus is mailed to PFC's stockholders (and, if it shall become necessary to resolicit proxies thereafter, dated no more than three days prior to the date of any substantive amendment to the Proxy Statement/Prospectus) to the effect that, in its opinion, the consideration to be paid to stockholders of PFC hereunder is fair to such stockholders from a financial point of view ("Fairness Opinion").

                           (d) Certificates. HUBCO shall have furnished PFC with
such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as PFC may reasonably request.


                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

                  7.1 Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of PFC:

                           (a) by mutual written consent of the parties hereto;

                           (b) by HUBCO or PFC (i) if the  Effective  Time shall
not have occurred on or prior to the Cutoff Date unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the stockholders of PFC is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose;

                           (c) by HUBCO or PFC upon written  notice to the other
if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or Governmental Entity or by HUBCO upon written notice to PFC if any such application is approved with conditions (other than conditions which are customary in such regulatory approvals) which materially impair the value of PFC and BTH, taken as a whole, to HUBCO;

                           (d) by HUBCO  if (i)  there  shall  have  occurred  a
material adverse change in the business, operations, assets, or financial condition of PFC and BTH, taken as a whole, from that disclosed by PFC in PFC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (it being understood that those matters disclosed in the PFC Disclosure Schedule shall not be deemed to constitute such a material adverse change) or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of PFC hereunder and such breach shall not have been remedied within 30 days after receipt by PFC of notice in writing from HUBCO to PFC specifying the nature of such breach and requesting that it be remedied;

                           (e) by  PFC  if  (i)  there  shall  have  occurred  a
material adverse change in the business, operations, assets or financial condition of HUBCO and its Subsidiaries taken as a whole from that disclosed by HUBCO in HUBCO's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 except for the Effects of Announced Acquisitions (it being understood that those matters disclosed in the HUBCO Disclosure Schedule shall not be deemed to constitute such a material adverse change); or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of HUBCO hereunder and such breach shall not have been remedied within 30 days after receipt by HUBCO of notice in writing from PFC specifying the nature of such breach and requesting that it be remedied;

                           (f) by PFC,  if PFC's Board of  Directors  shall have
approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws;

                           (g) by HUBCO if the  conditions set forth in Sections
6.1 and 6.2 are not satisfied and are not capable of being satisfied by the Cutoff Date;

                           (h) by PFC if the  conditions  set forth in  Sections
6.1 and 6.3 are not satisfied and are not capable of being satisfied by the Cutoff Date; or

                           (i) by PFC, in accordance with Section 2.1(a)(iii).

                  7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement by either HUBCO or PFC pursuant to Section 7.1, this Agreement (other than Section 5.5(b), the penultimate sentence of Section 5.6(h), this Section 7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3 Amendment. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of PFC but, after any such adoption, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the shareholders of PFC without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

                  7.4 Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.


                          ARTICLE VIII - MISCELLANEOUS

                  8.1      Expenses.

                           (a) Except as otherwise  expressly stated herein, all
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, PFC may bear the expenses of BTH.

                           (b)  Notwithstanding  any provision in this Agreement
to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

                  8.2 Survival. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for Article II, this Section 8.2 and Sections 5.5(b), 5.14, 5.17 and 5.20.

                  8.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

                        (a)  If to HUBCO, to:
                             HUBCO, Inc.
                             1000 MacArthur Blvd.
                             Mahwah, New Jersey 07430
                      Attn.: Kenneth T. Neilson, Chairman,
                             President and Chief Executive Officer

                             Copy to:
                             1000 MacArthur Blvd.
                             Mahwah, New Jersey 07430
                      Attn.: D. Lynn Van Borkulo-Nuzzo, Esq.

                             And copy to:
                             Pitney, Hardin, Kipp & Szuch
                             (Delivery) 200 Campus Drive
                             Florham Park, New Jersey
                             (Mail) P.O. Box 1945
                             Morristown, New Jersey 07962-1945
                      Attn.: Michael W. Zelenty, Esq.

                        (b)  If to PFC or BTH, to:
                             Poughkeepsie Financial Corp.
                             249 Main Mall
                             Poughkeepsie, New York 12601
                      Attn.: Joseph B. Tockarshewsky, Chairman,
                             President and Chief Executive Officer

                             Copy to:
                             Elias, Matz, Tiernan & Herrick L.L.P.
                             The Walker Building, 12th Floor
                             734 15th Street, N.W.
                             Washington, D.C. 20005
                      Attn.: W. Michael Herrick, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

                  8.4 Parties in Interest; Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement except the Indemnitees described in Section 5.14. This Agreement and the rights and obligations of the parties hereunder may not be assigned.

                  8.5 Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than any confidentiality agreements entered into by the parties hereto.

                  8.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.7 Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  Descriptive   Headings.   The  descriptive  headings  of  this
Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  IN WITNESS WHEREOF, HUBCO, PFC and BTH have caused this Agreement to be executed by their duly authorized officers and by no less than a majority of the directors of each of them as of the day and year first above written.

ATTEST:                                    HUBCO, INC.


    D. LYNN VAN BORKULO-NUZZO              KENNETH T. NEILSON
By: _________________________________  By: ________________________________
                                           Kenneth T. Neilson, Chairman,
                                           President and Chief Executive Officer

ATTEST:                                    POUGHKEEPSIE FINANCIAL CORP.


    ELIZABETH J. WHALEN                    JOSEPH B. TOCKARSHEWSKY
By: _________________________________  By: ________________________________
    Elizabeth J. Whalen                    Joseph B. Tockarshewsky, Chairman,
                                           President and Chief Executive Officer

ATTEST:                                    BANK OF THE HUDSON


    ELIZABETH J. WHALEN                    JOSEPH B. TOCKARSHEWSKY
By: _________________________________  By: ________________________________
    Elizabeth J. Whalen                    Joseph B. Tockarshewsky, Chairman,
                                           President and Chief Executive Officer

                       AGREEMENT OF PFC AND BTH DIRECTORS

                  Reference is made to the Agreement and Plan of Merger, dated October 22, 1997 (the "Merger Agreement"), among HUBCO, Inc., Poughkeepsie Financial Corp., and Bank of the Hudson. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Merger Agreement.

                  Each of the following persons, being all of the directors of PFC and BTH, solely in such person's capacity as a holder of PFC Common Stock, agrees to vote or cause to be voted all shares of PFC Common Stock which are held by such person, or over which such person exercises full voting control (except as trustee or in a fiduciary capacity, or as nominee), in favor of the Merger.

                  It is understood and agrees that this Agreement of PFC and BTH Directors (this "Agreement") relates solely to the capacity of the undersigned as shareholders or other beneficial owners of shares of PFC Common Stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as directors of PFC or BTH. It is further understood and agreed that this Agreement is not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of PFC Common Stock held by the undersigned as of the date hereof.

MILTON CHAZEN
----------------------------                      -----------------------------
Milton Chazen                                     Henry C. Meagher

                                                  ROBERT M. PERKINS
----------------------------                      -----------------------------
Nicole deCordova, Jr.                             Robert M. Perkins

BURTON GOLD                                       ELIZABETH K. SHEQUINE
----------------------------                      -----------------------------
Burton Gold                                       Elizabeth K. Shequine

ROBERT J. HUGHES                                  JOSEPH B. TOCKARSHEWSKY
----------------------------                      -----------------------------
Robert J. Hughes                                  Joseph B. Tockarshewsky

                                                  JAMES V. TOMAI, JR.
----------------------------                      -----------------------------
Jeh V. Johnson                                    James V. Tomai, Jr.



Dated: October 22, 1997

                                  EXHIBIT 5.17-1
                          FORM OF PFC AFFILIATE LETTER

                                                             October __, 1997

HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed acquisition (the "Merger") of Poughkeepsie Financial Corporation, a Delaware corporation and registered savings and loan holding company (the "Company"), by HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated as of October 22, 1997 (the "Agreement") between the Company, Bank of the Hudson and HUBCO. I currently own shares of the Company's common stock, $.01 par value ("PFC Common Stock"). As a result of the Merger, I will receive shares of HUBCO's common stock, no par value ("HUBCO Common Stock") in exchange for my PFC Common Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act") by the Securities and Exchange Commission ("SEC") and as the term "affiliate" is used for purposes of the SEC's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and agree with HUBCO that:

                  A. Transfer Review Restrictions. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any PFC Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any PFC Common Stock owned by such person or entity, without notifying HUBCO in advance of the proposed transfer and giving HUBCO a reasonable opportunity to review the transfer before it is consummated. HUBCO, if advised to do so by its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer Restrictions During Merger Consummation Period. I shall not transfer any PFC Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any PFC Common Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUBCO by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135. For purposes of this paragraph only, "PFC Common Stock" includes HUBCO Common Stock into which my Poughkeepsie Common Stock is converted.

                  C. Compliance with Rule 145. I have been advised that the issuance of HUBCO Common Stock to me pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the Company's stockholders, any transfer by me of HUBCO Common Stock is restricted under Rule 145 promulgated by the SEC under the 1933 Act. I agree not to transfer the HUBCO Common Stock received by me or any of my affiliates unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the 1933 Act, (ii) in the opinion of HUBCO's counsel or counsel reasonably acceptable to HUBCO, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

                  D. Stop Transfer Instructions; Legend on Certificates. I also understand and agree that stop transfer instructions will be given to HUBCO's transfer agents with respect to the HUBCO Common Stock received by me and any of my affiliates and that there will be placed on the certificates of the HUBCO Common Stock issued to me and any of my affiliates, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED OCTOBER 22, 1997 BETWEEN THE REGISTERED HOLDER HEREOF AND HUBCO, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HUBCO, INC."

                  E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for the Company.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                                Very truly yours,

                                                -----------------------------
                                                Name:

Accepted this ___ day of October , 1997 by HUBCO, INC.

By: ______________________________
    Name:
    Title:

                                 EXHIBIT 5.17-2

                  FORM OF AFFILIATE LETTER FOR HUBCO AFFILIATES


                                                           October ___, 1997


HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of Poughkeepsie Financial Corporation, a Delaware Corporation and registered savings and loan holding company ("PFC"), with and into HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated as of October 22, 1997(the "Agreement") between HUBCO and PFC. I currently own shares of HUBCO's common stock, no par value ("HUBCO Common Stock").

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of HUBCO, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent and covenant with HUBCO and PFC that:

                  A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any HUBCO Common Stock owned by such person or entity, without notifying HUBCO in advance of the proposed transfer and giving HUBCO a reasonable opportunity to object to the transfer before it is consummated. HUBCO, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUBCO by means of filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any HUBCO Common Stock owned by such person or entity.

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for HUBCO.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of HUBCO as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                               Very truly yours,



                                         -------------------------------------
                                    Name:
                                   Title:


Accepted this ____ day of
October, 1997 by

HUBCO, INC.



By: ________________________________
    Name:
    Title:

                                  EXHIBIT 6.2


                        FORM OF OPINION OF COUNSEL TO PFC
                 TO BE DELIVERED TO HUBCO ON THE EFFECTIVE TIME


                  (a) PFC and BTH have full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of PFC and BTH, and the Agreement constitutes the valid and legally binding obligations of PFC and BTH enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions or their holding companies,
(ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions, and except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by PFC and BTH with any of the provisions thereof, will (i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of PFC or the charter or bylaws of BTH, or (B) based on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which PFC or BTH is a party; or (ii) to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of PFC or BTH, except such material lien, instrument or obligation that has been disclosed to HUBCO pursuant to the Agreement, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to PFC or BTH.

                  (b) PFC is a corporation validly existing under the laws of the State of Delaware and has the corporate power and authority to own or lease all of its properties and assets and to conduct the business in which it is currently engaged as described in the Proxy Statement/Prospectus. BTH is a validly existing federally-chartered savings bank organized under the laws of the United States of America. The deposits of BTH are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

                  (c) PFC is authorized to transact business as a foreign corporation in the State of New York as of the date hereof.

                  (d) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which PFC or BTH is a party which would, if determined adversely to PFC or BTH, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of PFC or BTH taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement.

                  (e) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or to such counsels knowledge of any third party, is required for the consummation by PFC or BTH of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a Material Adverse Effect upon HUBCO upon consummation of the Merger.

         In addition to the foregoing opinions, counsel shall state that on the sole basis of such counsel's participation in conferences with officers and employees of PFC in connection with the preparation of the Prospectus/Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus/Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, notes to financial statements, financial schedules and other financial or statistical data and stock valuation information contained or incorporated by reference therein and except for any information supplied by HUBCO for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders of PFC to approve the Merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in connection with the foregoing that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus/Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to PFC or BTH or the transactions contemplated in the Agreement and that it is relying as to materiality as to factual matters on certificates of officers and representatives of the parties to the Agreement and other factual representations by PFC and BTH.

                  Such counsel's opinion shall be limited to matters governed by federal banking and securities laws and by Delaware corporate law and, with respect to paragraph (c), New York corporate law.

                                  EXHIBIT 6.3


                       FORM OF OPINION OF COUNSEL TO HUBCO
                  TO BE DELIVERED TO PFC ON THE EFFECTIVE TIME


                  (a) HUBCO is a corporation validly existing under the laws of the State of New Jersey. HUBCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Proxy Statement/Prospectus on pages __ and __ under the caption "_____________________________." HUBCO is registered as a bank holding company under the BHCA.

                  (b) Each Subsidiary of HUBCO listed as such in the HUBCO Disclosure Schedule is validly existing under the laws of the jurisdiction of its incorporation.

                  (c) The authorized capital stock of HUBCO consists of ____________ shares of common stock, no par value per share ("HUBCO Common Stock") and _____________ shares of Series B, no par value, Convertible Preferred Stock (the "Authorized Preferred Stock). Except for
 to our knowledge, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating HUBCO to issue, deliver or sell, cause to be issued, delivered or sold, or restricting HUBCO from selling any additional HUBCO Common Stock or Authorized Preferred Stock or obligating HUBCO to grant, extend or enter into any such agreement or commitment. The HUBCO Common Stock to be issued in connection with the Merger in accordance with
Article II of the Agreement, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by HUBCO.

                  (d) The Agreement has been authorized, executed and delivered by HUBCO and constitutes the valid and binding obligations of HUBCO enforceable in accordance with its terms, except that the enforceability of the obligations of HUBCO may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or laws affecting institutions the deposits of which are insured by the FDIC or other laws heretofore or hereafter enacted relating to or affecting the enforcement of creditors' rights generally and by principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion, in the instance of equitable remedies, and by applicable public policies and laws.

                  (e) Subject to satisfaction of the conditions set forth in the Agreement, the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of or result in the breach of any provision of the Certificate of Incorporation or By-Laws of HUBCO; (ii) based on certificates of officers of HUBCO and without independent verification, conflict with or violate in any material respect, or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree of which we have knowledge (through our representation of HUBCO in connection therewith or in the course of our representation of HUBCO in connection with the Agreement) and to which HUBCO is a party or by which HUBCO is bound; or (iii) cause HUBCO to violate any corporation or banking law applicable to HUBCO.

                  (f) All actions of the directors and shareholders of HUBCO required by federal banking law and New Jersey law or by the Certificate of Incorporation or By-Laws of HUBCO, to be taken by HUBCO to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been taken.

                  (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of PFC and that PFC has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificates of Merger in respect of the Merger with the Delaware Secretary of State and the New Jersey Secretary of State in accordance with Section 1.6 of the Agreement, the Merger will become effective at the Effective Time, as such term is defined in Section 1.6, and upon effectiveness of the Merger each share of PFC Common Stock will be converted as provided in Article II of the Agreement.

                  (h) No approvals, authorizations, consents or other actions or filings under federal banking law or New Jersey law ("Approvals") are required to be obtained by HUBCO in order to permit the execution and delivery of the Agreement by HUBCO and the performance by HUBCO of the transactions contemplated thereby other than those Approvals which have been obtained or those Approvals or consents required to be obtained by PFC.

                  (i) The Registration Statement has been declared effective by the Securities and Exchange Commission ("SEC") under the 1933 Act and we are not aware that any stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                  We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but from our examination of the Proxy Statement/Prospectus and our general familiarity with HUBCO no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we do not express any belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of PFC at which the Agreement was approved, contained any untrue statement of a material fact regarding HUBCO or the Merger, or omitted to make a material fact regarding HUBCO or the Merger therein, in light of the circumstances under which they were made, not misleading.

                  We are members of the Bar of the State of New Jersey and we express no opinion as to any of the laws of any jurisdiction other than the laws of the State of New Jersey and federal laws and regulations of the United States of America.